Exhibit 10.19

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SECOND AMENDMENT TO

COLLABORATION AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated January 13, 2021 (the “Amendment Effective Date”), by and between GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO.3) LIMITED, a company registered in England and Wales (registered number 11480952) with a registered office at 980 Great West Road, Brentford, Middlesex TW8 9GS, United Kingdom (“GSK”) and 23ANDME, INC., a company formed under the laws of Delaware whose principal place of business is at 223 N Mathilda Ave., Sunnyvale, CA 94086 (“23andMe”), hereby amends the Collaboration Agreement by and between GSK and 23andMe, dated July 24, 2018 (as amended by the First Amendment dated April 8, 2019) (the “Agreement”).

BACKGROUND

A.	GSK and 23andMe wish to amend the Agreement to provide a mechanism for recruiting additional customers in order to supplement the data in the 23andMe Databases;

B.	GSK and 23andMe wish to amend the Agreement to set out terms governing 23andMe’s conduct of certain COVID-19 Studies; and

C.

GSK and 23andMe wish to amend the Agreement to correct for certain informalities, and to streamline the process for updating certain aspects of the Data Access Plan and documenting Unilateral Programs, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GSK and 23andMe hereby agree as follows:

1

Capitalized terms used in this Amendment shall have the meanings set forth in the Agreement and the terms and conditions of this Amendment shall be construed as set forth in Section 21.18 of the Agreement, unless otherwise specifically indicated in this Amendment.

2	The Agreement is hereby amended to account for 23andMe’s new address as follows:

23andMe’s notice information in Section 21.9 is hereby amended and restated in its entirety as follows:

If to 23andMe:

23andMe, Inc.

223 N Mathilda Ave.

Sunnyvale, CA 94086

Attn: Kathy Hibbs, Chief Legal and Regulatory Officer

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Kate Hillier

Facsimile: 650-849-7400

3	The Agreement is hereby amended to account for additional customer recruitment activities as follows:

Article 4 (Target Identification and Early Discovery Program) is hereby amended to add a new Section 4.6 as follows:

Section 4.6 Customer Recruitment.

(a) From time to time, either Party may propose that 23andMe undertake efforts to recruit additional 23andMe Customers in order to supplement the data in the 23andMe Databases in order to support Target Discovery Activities, a Collaboration Program in the Early Research Phase, or a Joint Collaboration Program. The Parties, through the JRC or JDC, as applicable, shall discuss such proposal and, if agreed, prepare a proposal that includes (i) a description of the relevant recruitment activities (“Customer Recruitment Activities”), (ii) the applicable recruitment criteria, (iii) a budget for such activities, and (iv) whether, notwithstanding Section 2.6 and Articles 13 and 17, either Party or both Parties shall have the right to publish and/or share certain individual level data in connection with such Customer Recruitment Activities (such description, criteria, budget, and publication rights, the “Customer Recruitment Proposal”).

(b) The JRC or JDC, as applicable, shall submit the Customer Recruitment Proposal to the JSC for approval. If so approved by the JSC, the costs associated with the Customer Recruitment Activities shall be subject to the cost-sharing provisions set forth in Section 4.4, Section 5.3(b), or Section 5.4(d), as applicable.

(c) In each case, only those operating costs and expenses incurred by a Party and directly relating to the approved Customer Recruitment Activities shall be subject to cost-sharing, and such costs will not include costs generally associated with business functions, lab supplies, equipment, software or hardware, or capital where such costs are not specific to the Customer Recruitment Activities (i.e. costs for any of the foregoing that are used in connection with 23andMe’s general business or projects or collaborations being conducted with Third Parties).

(d) 23andMe shall genotype all viable samples collected from recruited 23andMe Customers and shall add all genotype and phenotype data collected from such 23andMe Customers to the 23andMe Databases, all in accordance with 23andMe’s standard processes and procedures. The updated 23andMe Databases shall be made available to GSK in accordance with the terms and conditions of the Agreement, including the Data Access Plan.

4	The Agreement is hereby amended to account for the COVID-19 study to be performed by 23andMe, as follows:

(A) Article 4 (Target Identification and Early Discovery Program) is hereby amended to add a new Section 4.7 as follows:

Section 4.7 23andMe COVID-19 Study

(a) Background. As of the Amendment Effective Date, 23andMe has (i) completed a study, at its own cost, aimed at identifying patients with certain genetic profiles that result in a higher susceptibility to infection by the novel coronavirus disease denoted as COVID-19 by the World Health Organization (the “COVID-19 Study”), (ii) shared with GSK the [***] (collectively, the “COVID-19 Study Results”), and (iii) published certain findings from the COVID-19 Study Results (available at https://www.medrxiv.org/content/10.1101/2020.09.04.20188318v1). 23andMe has also announced a data access program to make the same COVID-19 Study Results that were previously shared with GSK (or a portion thereof) available to qualified researchers under the terms of a data transfer agreement. 23andMe agrees that the data transfer agreement between 23andMe and each such qualified researcher will be in substantially the same terms with respect to restrictions on data use and transfer, intellectual property and publication rights as those set forth in the form disclosed by 23andMe to GSK prior to the Amendment Effective Date. The Parties acknowledge and agree that all activities conducted by or on behalf of the Parties in connection with the COVID-19 Study, including the data sharing and publication activities in accordance with the above, are permitted under the Agreement. Except as set forth in the foregoing, each Party’s rights to publish the COVID-19 Study Results shall be subject to the terms and conditions set forth in the Agreement.

(b) GSK Patent. All Know-How invented, discovered, created or developed in the course of performing the COVID-19 Studies, [***], will be owned solely by 23andMe and deemed 23andMe Background IP. 23andMe acknowledges and agrees that (i) GSK has filed a patent application based on the COVID-19 Study Results and data obtained by GSK via accessing 23andMe Databases, with short title “Medical Use” and US Provisional Application Serial Number 63/074,425 (the “GSK Patent”), (ii) GSK is and will remain the sole and exclusive owner of the GSK Patent (and any Patents that issue therefrom), and (iii) 23andMe shall assign all right, title or interest in or to inventions claimed or disclosed in the GSK Patent (or any Patents that issue therefrom) to GSK. For clarity, GSK will control the filing, prosecution, maintenance, enforcement and defense of all such Patents using counsel of its choice and at its sole cost. 23andMe shall, and shall procure that its personnel shall, at GSK’s cost, reasonably cooperate with GSK in respect of the GSK Patent, including executing such documents and taking such additional action as GSK may reasonably request in connection with the execution and delivery of assignments as may be required to give effect to this Section 4.7(b) and the preparation, filing, recordation, procurement, defense and enforcement of the GSK Patent (and any Patents that issue therefrom). 23andMe hereby represents and warrants to GSK that 23andMe has not disclosed any COVID-19 Study Results in the public domain that would, to 23andMe’s knowledge, materially affect prosecution of the GSK Patent.

(c) Material Benefit. GSK acknowledges and agrees that the following potential for Material Benefit occurred with respect to the GSK Independent Program identified below based on the COVID-19 Study Results made available to GSK or from GSK’s accessing 23andMe Databases:

•	Name of Product/GSK Independent Program: [***] and [***], and any other Covered product which is directed against the Target known as [***] “GSK Asset”)

•	Development Event: [***]

The Parties further agree that, for the purposes of the Agreement, such development event will be considered to have resulted from GSK’s accessing the 23andMe Databases or the 23andMe Data Mining Technologies for Validation Activities pursuant to Section 4.5(a). Accordingly, if a GSK Asset is approved with a label including any [***] in one or more countries (thereby resulting in the achievement of a Material Benefit with respect to the GSK Asset), the GSK Asset will become an Impacted Product and subject to the royalty payments set forth in Section 4.5(a). For clarity, (i) the royalty term will be as set forth in Section 4.5(a) and will not run with the term of the GSK Patent, and (ii) the Parties’ acknowledgement of the development event described in this Section 4.7(c) is independent of the fact that the GSK Patent was filed and is not dependent on whether or not such Patent ultimately issues.

(d) Continued Applicability of Exclusivity Terms. Except as expressly set forth in this Section 4.7, nothing in this Section 4.7 is intended to limit or supersede the terms of Section 2.6(a) or Article 13. For the avoidance of doubt, nothing in this Section 4.7 limits or supersedes in any manner whatsoever the terms of Sections 2.6(a)(ii) and 2.6(a)(iii).

2	The Agreement is hereby amended to provide a definition for the term “Patent Costs” as follows:

(A) Section 1.205 is deleted in its entirety and replaced with the following:

“Patent Costs” means the reasonable out-of-pocket fees and expenses paid to outside legal counsel and experts, and filing and maintenance expenses, incurred after the Effective Date in connection with the establishment and maintenance of Collaboration Patents, including translation costs and the costs of patent interference, reexamination, reissue, opposition, revocation and other similar proceedings (but excluding litigation costs), if relevant, and incurred in accordance with Article 14 of the Agreement.

(B) Subpart (f) of the definition of “Development Costs” in the Financial Appendix is deleted in its entirety and replaced with the following:

(f) Patent Costs;

3	The Agreement is hereby amended to streamline the process for updating the Data Access Plan for the purpose of permitting the use of alternative technology and systems as follows:

(A) Section 3.2(b)(x) (as added in the First Amendment) is hereby deleted in its entirety.

(B) Section 3.1(b) is amended by adding new subsections (b)(xii) and (b)(xiii) as follows:

(b) Responsibilities of the JSC. The JSC shall be responsible for: .....

(xii) reviewing and approving any amendments to the Data Access Plan, and

(xiii) in connection with the Data Access Plan, approving the use of alternative technology and systems for the purpose of data transfer, storage, access, encryption, processing or querying, analysis and visualization, as may be recommended by the Data Access Subcommittee from time to time (upon which approval, the Data Access Plan will be deemed to be amended to include the use of such system as approved).

4	The Agreement is hereby amended to provide a mechanism for formally documenting certain facts, matters or circumstances that may result in the achievement of a Material Benefit as follows:

(A) Section 4.5 is amended to add the following:

(e) Documenting Potential for Material Benefit. If, in connection with a GSK Independent Program other than a GSK Unilateral Program, GSK accesses the 23andMe Databases or the 23andMe Data Mining Technologies for Validation Activities in connection with a Target other than an Identified Target or Collaboration Target, the JRC will, if applicable, complete the form attached hereto as Schedule 4.5-A with respect to any identified potential for Material Benefit and provide such completed form to the JSC for review and approval. GSK shall promptly notify 23andMe with respect to [***], as specified in such approved form, is commenced.

(B) A new Schedule 4.5-A is hereby added to the Agreement in the form of Annexure A to this Amendment.

5	The Agreement is hereby amended to provide a mechanism for formally documenting Unilateral Programs as follows:

(A) Section 7.1 is amended to add the following:

(c) Documenting Unilateral Programs. Both 23andMe Unilateral Programs and GSK Unilateral Programs shall be documented using the form attached hereto as Schedule 7.1. The Party pursuing the Unilateral Program shall submit a completed form for such Unilateral Program to the JSC prior to commencing research and development activities with respect to such Unilateral Program.

(B) A new Schedule 7.1 is hereby added to the Agreement in the form of Annexure B to this Amendment.

6

This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Signatures transmitted via PDF or other electronic form shall be treated as original signatures.

7

This Amendment and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles.

IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Second Amendment to Collaboration Agreement as of the date first written above.

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (No.3) LIMITED	23ANDME, INC.

Sign:	Sign:

Print Name:	Print Name:

Title: Authorised signatory for and behalf	Title:
Of Edinburgh Pharmaceuticals Industries Limited

Sign:

Print Name:

Title: Authorised signatory for and behalf of The Wellcome Foundation Limited

ANNEXURE A TO AMENDMENT

Schedule 4.5-A

Form for Recording Potential for Material Benefit

In accordance with Section 4.5(a) of the Collaboration Agreement by and between GlaxoSmithKline Intellectual Property (No.3) Limited (“GSK”) and 23andMe, Inc. (“23andMe”), dated July 24, 2018 (“Agreement”), a Material Benefit is achieved only if one or more of the events set forth in Schedule 4.5 of the Agreement occurs. Each of the three Material Benefit events listed in Schedule 4.5 is comprised of a development event followed by the occurrence of a further event (e.g., regulatory approval – see Schedule 4.5 for details). The purpose of this form is to document that a potential for Material Benefit has been identified which shall, if the other required event also occurs, result in the achievement of a Material Benefit, subject to and in accordance with the terms of Section 4.5. Nothing in this form is intended to, or does, modify any of the terms in the Agreement relating to the determination of if or when a Material Benefit is achieved. All capitalized terms used herein have the meanings set forth in the Agreement.

Name of GSK Independent Program:

Primary Indication Summary for GSK Independent Program:

Stage of GSK Independent Program (at time of access of 23andMe Databases or 23andMe Data Mining Technologies): [***]

Reasoning for potential Material Benefit suggestion: [***]

On behalf of GSK:	On behalf of 23andMe:

Name:	Name:

Title:	Title:

GSK JSC Representative	23andMe JSC Representative

[***]

ANNEXURE B TO AMENDMENT

Schedule 7.1

Form for Memorializing a Unilateral Program

Acknowledgement of Unilateral Program

The Parties hereby acknowledge and agree that the Identified Target below is the Unilateral Target of the Party listed below and may be pursued by such Party as a Unilateral Program in accordance with the terms and conditions of the Collaboration Agreement by and between GlaxoSmithKline Intellectual Property (No.3) Limited (“GSK”) and 23andMe, Inc. (“23andMe”), dated July 24, 2018 (“Agreement”). All capitalized terms used herein have the meanings set forth in the Agreement.

Name of Target:

Unilateral Party: [GSK/23andMe]

Decision Date:

On behalf of GSK:	On behalf of 23andMe:

Name:	Name:

Title:	Title:

GSK JSC Representative	23andMe JSC Representative